SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                November 19, 2004

                            FALCON NATURAL GAS CORP.
               (Exact Name of Registrant as Specified in Charter)


           NEVADA                  000-50229                88-0471263
 (State or other jurisdiction     (Commission              (IRS Employer
      of incorporation)           File Number)          Identification No.)


   WESTCHASE CENTER, 2500 CITY WEST BLVD, SUITE 300, HOUSTON, TEXAS     77042
             (Address of principal executive offices)                 (Zip code)

     Registrant's telephone number, including area code:     (713) 267-2240

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On November 19, 2004, Falcon Natural Gas Corp. (the "Company"), entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners LP will pay the Company 100% of the lowest volume weighted average price of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partner's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $750,000 per weekly advance and $1,000,000 per 30 days.

     Cornell Capital Partners, LP received a one-time commitment fee in the form of 400,000 shares of the Company's common stock on November 19, 2004.

     The Company shall also paid Sloan Securities Corporation a fee equal to $10,000 of the Company's common stock based on the price of the Company's common stock on November 19, 2004 under a placement agent agreement relating to the Standby Equity Distribution Agreement.

ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES

     On November 19, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. Pursuant to the Securities Purchase Agreement, the Company shall issue convertible debentures to Cornell Capital Partners, LP in the original principal amount of $1,000,000. The $1,000,000 will be disbursed as follows: $500,000, within five days of the closing of all the transaction documents with Cornell Capital Partners, L.P and $500,000, within five days of the filing of a registration statement related to the shares issueable upon conversion of the convertible debentures. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date. The debentures are secured by the assets of the Company. The debentures have a two-year term and accrue interest at 5% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of ((i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 80% of the lowest closing bid price of the common stock for five trading days immediately preceding the conversion date.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)  Not  applicable

     (b)  Not  applicable

     (c)  Exhibit  No.  Description


EXHIBIT          DESCRIPTION                                  LOCATION

Exhibit  99.1    Standby Equity Distribution Agreement
                 dated as of November 19, 2004 between
                 the Company and Cornell Capital
                 Partners, LP                                 Provided  herewith

Exhibit  99.2    Registration  Rights  Agreement  dated
                 as  of  November  19,  2004 between the
                 Company and Cornell Capital Partners, LP     Provided  herewith

Exhibit  99.3    Placement Agent Agreement dated as  of
                 November  19,  2004  by  and among the
                 Company,  Cornell  Capital  Partners,  LP
                 and  Sloan Securities  Corporation           Provided  herewith

Exhibit  99.4    Securities Purchase Agreement dated as of
                 November 19, 2004 between the Company and
                 Cornell  Capital  Partners,  LP              Provided  herewith

Exhibit  99.5    Secured Debenture issued to Cornell
                 Capital Partners, LP                         Provided  herewith

Exhibit  99.6    Security  Agreement  dated  as  of
                 November 19, 2004 between the Company and
                 Cornell Capital Partners, LP                 Provided herewith

Exhibit  99.7    Registration  Rights Agreement dated as
                 of  November 19, 2004 between the Company
                 and  Cornell  Capital  Partners,  LP         Provided  herewith

Exhibit  99.8    Side  Letter  regarding  Name  Change
                 dated as of November 19, 2004 between the
                 Company and Cornell Capital Partners, LP     Provided  herewith

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 29, 2004          FALCON NATURAL GAS CORP.


                                  By:     /s/ Massimiliano Pozzoni
                                          -------------------------
                                  Name:   Massimiliano Pozzoni
                                  Title: Vice President, Secretary and Treasurer

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